Exhibit 3.27

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FAR EAST MARITIME COMPANY”, CHANGING ITS NAME FROM “FAR EAST MARITIME COMPANY” TO “TESORO FAR EAST MARITIME COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2005, AT 4:59 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2919526 8100
050145673

Harriet Smith Windsor, Secretary of State
AUTHENTICATION:	3701259

DATE:	02-23-05

State of Delaware
Secretary of State
Division o£ Corporations
Delivered 05:54 PM 02/22/2005
FILED 04:59 PM 02/22/2005
SRV 050145673 — 2919526 FILE
Certificate of Amendment of the
Certificate of Incorporation
of
FAR EAST MARITIME COMPANY
     Far East Maritime Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     FIRST: That by the written consent of all members of the Board of Directors of Far East Maritime Company, dated January 18, 2005, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:
RESOLVED, that the Board of Directors declares it advisable and proposes that Article 1 of the Certificate of Incorporation of Far East Maritime Company be amended so as to read in its entirety as follows:
“The name of the corporation is Tesoro Far East Maritime Company.”
     SECOND: That by written consent of the sole shareholder of said corporation dated January 18, 2005, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
     In witness whereof, said Far East Maritime Company has caused this certificate to be signed by Charles W. Parks, its Chairman of the Board of Directors and President, and attested by Gregory A. Wright, its Executive Vice President and Chief Financial Officer, this 18th day of January, 2005.

ATTEST:	Far East Maritime Company

Gregory A. Wright	Charles W. Parks
Executive Vice President and	Chairman of the Board of Directors
Chief Financial Officer	and President